                                                                    EXHIBIT (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-14 of our reports  dated  February 14, 2006 and February 15,
2007, May 18, 2006 and July 18, 2006,  relating to the financial  statements and financial  highlights  which  appear in the  December  31, 2005 and December 31,
2006,  March 31,  2006 and May 31, 2006 Annual  Reports to  Shareholders  of the
American Century  Quantitative  Equity Funds, Inc.,  American Century Investment
Trust  and  American  Century  Municipal  Trust,  respectively,  which  are also incorporated by reference into the  Registration  Statement.  We also consent to the references to us under the headings  "Representations  and  Warranties"  and
"Financial Highlights" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
February 22, 2007